                                                                  EXHIBIT 3.1(e)

                                                         FEDERAL INDENTIFICATION
                                                                  NO. 04-2068530

                       THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


We, Douglas R. Brown, President and Stephen Korn, Clerk

of Ionics, Incorporated
--------------------------------------------------------------------------------
                          (Exact name of corporation)

located at 65 Grove Street, Watertown, MA 02172
--------------------------------------------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

      3
 ------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Restated Articles of Organization were duly adopted at a meeting held on February 11, 2004, by vote of:

13,401,534 shares of Common Stock of 17,885,286 shares outstanding,

                         (type, class & series, if any)

____________ shares of___________ of_____________ shares outstanding, and

                         (type, class & series, if any)

___________ shares of____________ of_____________ shares outstanding,

                    (type, class & series, if any)


1 being at least a majority of each type, class or series outstanding and entitled to vote thereon:



1.   For amendments adopted pursuant to chapter 156B, Section 70.


Notes: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only if separate 8 1/2
X 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet as long as each article requiring each additions is clearly indicated.

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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

          WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------
 TYPE                          NUMBER OF SHARES         TYPE            NUMBER OF SHARES     PAR VALUE
------------------------------------------------------------------------------------------------------
Common:                             None               Common:           55,000,000          $1.00

Preferred:                          None               Preferred:           None

Change the total authorized to:

          WITHOUT PAR VALUE STOCKS                                  WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------
 TYPE                          NUMBER OF SHARES         TYPE            NUMBER OF SHARES     PAR VALUE
------------------------------------------------------------------------------------------------------
 Common:                            None               Common:          100,000,000           $1.00

 Preferred:                         None               Preferred:         None

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ________________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 12th day of February, 2004

/s/ DOUGLAS R. BROWN, President
---------------------

/s/ Stephen Korn, Clerk
-----------------


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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $45,000 having been paid, said articles are deemed to have been filed with me this 13th day of February 2004.

Effective date:
               ---------------------------------------------.
                      /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                              CONTACT INFORMATION:

Jeffrey E. Prowda, Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street, Boston, MA 02110

Telephone: 617-310-8162
Email: prowda@tht.com

A copy this filing will be available on-line at www.state.ma.us/sec/cor once the document is filed.